Exhibit 10.9

April 4, 2019

Amit Jain

Dear Amit,

Congratulations! We are pleased to provide you with the details of your job and compensation change based on the following terms:

Title: SVP Product Management, ServiceMax

Manager: Scott Berg

Compensation:

Your new base salary will be $265,000 annually, less required deductions. Your salary will continue to be paid bi-weekly in arrears.

In addition to your base salary, you will be eligible to earn target variable amount of up to $92,750 annually, paid in accordance with the Company Executive Bonus Compensation Plan.

Effective Date:

The effective date of this job change and increase in compensation will be April 8, 2019.

This letter supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between you and ServiceMax, Inc. regarding the matters described in this letter. All the other terms and conditions which are detailed in the original Employment contract remain unchanged.

If you wish to accept the compensation change, please sign and date this letter no later than COB April 8, 2019.

4450 Rosewood Drive, Suite 200  |  Pleasanton, CA 94588  |  www.servicemax.com

Very truly yours,

SERVICEMAX, INC.

By: /s/ Scott Berg

Name: Scott Berg

Title: CEO

I have read and accept this letter.

/s/ Amit Jain

Signature of	Amit Jain

Dated:	4/17/2019

4450 Rosewood Drive, Suite 200  |  Pleasanton, CA 94588  |  www.servicemax.com